Exhibit 99.1

(Furnished herewith)

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Reports Second Quarter Net Income of $1.790 Billion

●	Second-quarter earnings rise on 34% increase in net sales, reflecting strong market conditions and broad improvement across divisions and geographies.
●	Equipment-division operating margin of 19.5% demonstrates solid execution, impact of strategy.
●	Full-year earnings forecast raised to range of $5.3 to $5.7 billion.

MOLINE, Illinois (May 21, 2021) — Deere & Company reported net income of $1.790 billion for the second quarter ended May 2, 2021, or $5.68 per share, compared with net income of $666 million, or $2.11 per share, for the quarter ended May 3, 2020. For the first six months of the year, net income attributable to Deere & Company was $3.013 billion, or $9.55 per share, compared with $1.182 billion, or $3.73 per share, for the same period last year.

Worldwide net sales and revenues increased 30 percent, to $12.058 billion, for the second quarter of 2021 and rose 25 percent, to $21.170 billion, for six months. Net sales of the equipment operations were $10.998 billion for the quarter and $19.049 billion for six months, compared with $8.224 billion and $14.754 billion last year.

“With another quarter of solid performance, John Deere closed out the first half of the year on a highly encouraging note,” said John C. May, chairman and chief executive officer. “Our results received support across our entire business lineup, reflecting healthy worldwide markets for farm and construction equipment. Our smart industrial operating strategy is continuing to have a significant impact on performance while also helping customers do their jobs in a more profitable and sustainable manner.”

Company Outlook & Summary

Net income attributable to Deere & Company for fiscal 2021 is forecast to be in a range of $5.3 billion to $5.7 billion.

“While the company is clearly performing at a high level, Deere expects to see increased supply-chain pressures through the balance of the year,” May said. “We are working closely with key suppliers to secure the parts and components that our customers need to deliver essential food production and infrastructure. Despite these challenges, Deere is on track for a strong year and we believe is well-positioned to unlock greater value for our customers and other stakeholders in the future.”

Deere & Company	Second Quarter			Year to Date
$ in millions	2021	2020	% Change	2021	2020	% Change
Net sales and revenues	$12,058	$9,253	30%	$21,170	$16,884	25%
Net income	$1,790	$666	169%	$3,013	$1,182	155%
Fully diluted EPS	$5.68	$2.11		$9.55	$3.73

In last year’s second quarter, Deere recorded impairments totaling $114 million pretax. In the first half of 2020, total voluntary employee-separation program expense recognized was $136 million pretax. For further details on special items, see Note 1 of the press release financial statements.

Equipment Operations	Second Quarter
$ in millions	2021	2020	% Change
Net sales	$10,998	$8,224	34%
Operating profit	$2,144	$890	141%
Net income	$1,568	$606	159%

For a discussion of net sales and operating profit results, see the production and precision agriculture, small agriculture and turf, and construction and forestry sections below.

Production & Precision Agriculture	Second Quarter
$ in millions	2021	2020	% Change
Net sales	$4,529	$3,365	35%
Operating profit	$1,007	$568	77%
Operating margin	22.2%	16.9%

Production and precision agriculture sales increased for the quarter due to higher shipment volumes and price realization. Operating profit rose primarily due to price realization and higher shipment volumes / sales mix. These items were partially offset by higher production costs.

Production & Precision Agriculture Operating Profit

Second Quarter 2021 compared to Second Quarter 2020

$ in millions

$568
$235
$297
($8)
$8
($139)
$5
$4
$37
$1,007
Second Quarter 2020
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Second Quarter 2021

Small Agriculture & Turf	Second Quarter
$ in millions	2021	2020	% Change
Net sales	$3,390	$2,603	30%
Operating profit	$648	$226	187%
Operating margin	19.1%	8.7%

Small agriculture and turf sales for the quarter increased due to higher shipment volumes, price realization, and the favorable effects of foreign currency translation. Operating profit increased primarily due to higher shipment volumes / sales mix, price realization, and the favorable effects of foreign currency exchange. These items were partially offset by higher production costs.

Small Agriculture & Turf Operating Profit

Second Quarter 2021 compared to Second Quarter 2020

$ in millions

$226
$286
$148
$40
$14
($35)
$1
$1
($33)
$648
Second Quarter 2020
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Second Quarter 2021

Construction & Forestry	Second Quarter
$ in millions	2021	2020	% Change
Net sales	$3,079	$2,256	36%
Operating profit	$489	$96	409%
Operating margin	15.9%	4.3%

Construction and forestry sales moved higher for the quarter primarily due to higher shipment volumes, price realization, and the favorable effects of foreign currency translation. Operating profit increased due to higher shipment volumes / sales mix and price realization. Results for the prior period were affected by impairments to certain fixed assets and an unconsolidated equipment company.

Construction & Forestry Operating Profit

Second Quarter 2021 compared to Second Quarter 2020

$ in millions

$96
$178
$104
$14
($5)
($29)
$3
$85
$43
$489
Second Quarter 2020
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Second Quarter 2021

Financial Services	Second Quarter
$ in millions	2021	2020	% Change
Net income	$222	$60	270%

The increase in financial services net income for the quarter was mainly due to a lower provision for credit losses, improvement on operating-lease residual values, and more-favorable financing spreads. Results last year also included impairments on lease residual values.

Industry Outlook for 2021 (Annual)
Agriculture & Turf
U.S. & Canada:
Large Ag	Up ~ 25%
Small Ag & Turf	Up ~ 10%
Europe	Up ~ 10%
South America (Tractors & Combines)	Up ~ 20%
Asia	Up slightly

Construction & Forestry
U.S. & Canada:
Construction Equipment	Up 15 to 20%
Compact Construction Equipment	Up 20 to 25%
Global Forestry	Up 15 to 20%

Deere Segment Outlook (2021)		Currency	Price
$ in millions	Net Sales	Translation	Realization
Production & Precision Ag	Up 25 to 30%	+2%	+7%
Small Ag & Turf	Up 20 to 25%	+3%	+3%
Construction & Forestry	Up 25 to 30%	+2%	+3%

Financial Services	Net Income	$ 800

Financial Services. Full-year 2021 results are expected to benefit from improvement on operating-lease residual values, income earned on a higher average portfolio, a lower provision for credit losses, and more-favorable financing spreads.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s financial services subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

	Second Quarter			Year to Date
$ in millions	2021	2020	% Change	2021	2020	% Change
Revenue	$675	$700	-4%	$1,332	$1,419	-6%
Net income	$177	$26	581%	$344	$125	175%
Ending portfolio balance				$40,613	$38,223	6%

Results for the quarter and first six months were higher than the same periods in 2020 mainly due to a lower provision for credit losses, improvement on operating-lease residual values, and more-favorable financing spreads. Results last year also included impairments on lease residual values.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements under “Company Outlook & Summary,” “Industry Outlook,” “Deere Segment Outlook,” and other forward-looking statements herein that relate to future events, expectations, and trends involve factors that are subject to change, and risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the company’s businesses.

The company’s agricultural equipment businesses are subject to a number of uncertainties including the factors that affect farmers’ confidence and financial condition. These factors include demand for agricultural products, world grain stocks, weather conditions, soil conditions, harvest yields, prices for commodities and livestock, crop and livestock production expenses, availability of transport for crops, trade restrictions and tariffs (e.g., China), global trade agreements, the level of farm product exports (including concerns about genetically modified organisms), the growth and sustainability of non-food uses for some crops (including ethanol and biodiesel production), real estate values, available acreage for farming, the land ownership policies of governments, changes in government farm programs and policies, international reaction to such programs, changes in and effects of crop insurance programs, changes in environmental regulations and their impact on farming practices, animal diseases (e.g., African swine fever) and their effects on poultry, beef and pork consumption and prices and on livestock feed demand, and crop pests and diseases and the impact of the COVID pandemic on the agricultural industry including demand for, and production and exports of, agricultural products, and commodity prices.

The production and precision agriculture business is dependent on agricultural conditions, and relies on hardware and software, guidance, connectivity and digital solutions, and automation and machine intelligence. Many factors contribute to the company’s precision agriculture sales and results, including the impact to customers’ profitability or sustainability outcomes; the rate of adoption and use by customers; availability of technological innovations; speed of research and development; effectiveness of partnerships with third-parties; and the dealer channel’s ability to support and service precision technology solutions.

Factors affecting the outlook for the company’s small agriculture and turf equipment include agricultural conditions, consumer confidence, weather conditions, customer profitability, labor supply, consumer borrowing patterns, consumer purchasing preferences, housing starts and supply, infrastructure investment, spending by municipalities and golf courses, and consumable input costs.

Consumer spending patterns, real estate and housing prices, the number of housing starts, interest rates, commodity prices such as oil and gas, the levels of public and non-residential construction, and investment in infrastructure affect sales and results of the company’s construction and forestry equipment. Prices for pulp, paper, lumber and structural panels affect sales of forestry equipment.

Many of the factors affecting production and precision agriculture, small agriculture and turf, and construction and forestry segments, have been and may continue to be impacted by global economic conditions, including those resulting from the COVID pandemic and responses to the pandemic taken by governments and other authorities.

All of the company’s businesses and its results are affected by general economic conditions in the global markets and industries in which the company operates; customer confidence in general economic conditions; government spending and taxing; foreign currency exchange rates and their volatility, especially fluctuations in the value of the U.S. dollar; interest rates (including the availability of IBOR reference rates); inflation and deflation rates; changes in weather patterns; the political and social stability of the global markets in which the company operates; the effects of, or response to, terrorism and security threats; wars and other conflicts; natural disasters; and the spread of major epidemics (including the COVID pandemic) and government and industry responses to epidemics such as travel restrictions and extended shut down of businesses.

Uncertainties related to the magnitude and duration of the COVID pandemic may significantly adversely affect the company’s business and outlook. These uncertainties include: the duration and impact of any resurgence in COVID cases in any country, state, or region; the emergence, contagiousness, and threat of new and different strains of COVID; the availability, acceptance, and effects of vaccines; prolonged reduction or closure of the company’s operations, or a delayed recovery in our operations; additional closures as mandated or otherwise made necessary by governmental authorities; disruptions in the supply chain and a prolonged delay in resumption of operations by one or more key suppliers, or the failure of any key suppliers; the company’s ability to meet commitments to customers on a timely basis as a result of increased costs and supply challenges; the ability to receive goods on a timely basis and at anticipated costs; increased logistics costs; delays in the company’s strategic initiatives as a result of reduced spending on research and development; additional operating costs due to remote working arrangements, adherence to social distancing guidelines and other COVID-related challenges; increased risk of cyber attacks on network connections used in remote working arrangements; increased privacy-related risks due to processing health-related personal information; legal claims related to personal protective equipment designed, made, or provided by the company or alleged exposure to COVID on company premises; absence of employees due to illness; the impact of the pandemic on the company’s customers and dealers, and their delays in their plans to invest in new equipment; requests by the company’s customers or dealers for payment deferrals and contract modifications; the impact of disruptions in the global capital markets and/or declines in the company’s financial performance, outlook or credit ratings, which could impact the company’s ability to obtain funding in the future; and the impact of the pandemic on demand for our products and services as discussed above. It remains unclear when a sustained economic recovery could occur and what a recovery may look like. All of these factors could materially and adversely affect our business, liquidity, results of operations and financial position.

Significant changes in market liquidity conditions, changes in the company’s credit ratings and any failure to comply with financial covenants in credit agreements could impact access to funding and funding costs, which could reduce the company’s earnings and cash flows. Financial market conditions could also negatively impact customer access to capital for purchases of the company’s products and customer confidence and purchase decisions, borrowing and repayment practices, and the number and size of customer loan delinquencies and defaults. A debt crisis in Europe, Latin America, or elsewhere could negatively impact currencies, global financial markets, social and political stability, funding sources and costs, asset and obligation values, customers, suppliers, demand for equipment, and company operations and results. The company’s investment management activities could be impaired by changes in the equity, bond and other financial markets, which would negatively affect earnings.

The withdrawal of the United Kingdom from the European Union and the perceptions as to the impact of the withdrawal may adversely affect business activity, political stability and economic conditions in the United Kingdom, the European Union and elsewhere. The economic conditions and outlook could be further adversely affected by (i) uncertainty regarding any new or modified trade arrangements between the United Kingdom and the European Union and/or other countries, (ii) the risk that one or more other European Union countries could come under increasing pressure to leave the European Union, or (iii) the risk that the euro as the single currency of the Eurozone could cease to exist. Any of these developments, or the perception that any of these developments are likely to occur, could affect economic growth or business activity in the United Kingdom or the European Union, and could result in the relocation of businesses, cause business interruptions, lead to economic recession or depression, and impact the stability of the financial markets, availability of credit, currency exchange rates, interest rates, financial institutions, and political, financial and monetary systems. Any of these developments could affect our businesses, liquidity, results of operations and financial position.

Additional factors that could materially affect the company’s operations, access to capital, expenses and results include changes in, uncertainty surrounding and the impact of governmental trade, banking, monetary and fiscal policies, including financial regulatory reform and its effects on the consumer finance industry, derivatives, funding costs and other areas; governmental programs, policies, and tariffs for the benefit of certain industries or sectors; sanctions in particular jurisdictions; retaliatory actions to such changes in trade, banking, monetary and fiscal policies; actions by central banks; actions by financial and securities regulators; actions by environmental, health and safety regulatory agencies, including those related to engine emissions, carbon and other greenhouse gas emissions, noise and the effects of climate change; changes to GPS radio frequency bands or their permitted uses; changes in labor and immigration regulations; changes to accounting standards; changes in tax rates, estimates, laws and regulations and company actions related thereto; changes to and compliance with privacy regulations;

changes to and compliance with economic sanctions and export controls laws and regulations; compliance with U.S. and foreign laws when expanding to new markets and otherwise; and actions by other regulatory bodies.

Other factors that could materially affect results include production, design and technological innovations and difficulties, including capacity and supply constraints and prices; the loss of or challenges to intellectual property rights whether through theft, infringement, counterfeiting or otherwise; the availability and prices of strategically sourced materials, components and whole goods; delays or disruptions in the company’s supply chain or the loss of liquidity by suppliers; disruptions of infrastructures that support communications, operations or distribution; the failure of customers, dealers, suppliers or the company to comply with laws, regulations and company policy pertaining to employment, human rights, health, safety, the environment, sanctions, export controls, anti-corruption, privacy and data protection and other ethical business practices; events that damage the company’s reputation or brand; significant investigations, claims, lawsuits or other legal proceedings; start-up of new plants and products; the success of new product initiatives or business strategies; changes in customer product preferences and sales mix; gaps or limitations in rural broadband coverage, capacity and speed needed to support technology solutions; oil and energy prices, supplies and volatility; the availability and cost of freight; actions of competitors in the various industries in which the company competes, particularly price discounting; dealer practices especially as to levels of new and used field inventories; changes in demand and pricing for used equipment and resulting impacts on lease residual values; labor relations and contracts; changes in the ability to attract, develop, engage, and retain qualified personnel; acquisitions and divestitures of businesses; greater than anticipated transaction costs; the integration of new businesses; the failure or delay in closing or realizing anticipated benefits of acquisitions, joint ventures or divestitures; the inability to deliver precision technology and agricultural solutions to customers; the implementation of the smart industrial operating strategy and other organizational changes; the failure to realize anticipated savings or benefits of cost reduction, productivity, or efficiency efforts; difficulties related to the conversion and implementation of enterprise resource planning systems; security breaches, cybersecurity attacks, technology failures and other disruptions to the company’s and suppliers’ information technology infrastructure; changes in company declared dividends and common stock issuances and repurchases; changes in the level and funding of employee retirement benefits; changes in market values of investment assets, compensation, retirement, discount and mortality rates which impact retirement benefit costs; and significant changes in health care costs.

The liquidity and ongoing profitability of John Deere Capital Corporation and other credit subsidiaries depend largely on timely access to capital in order to meet future cash flow requirements, and to fund operations, costs, and purchases of the company’s products. If general economic conditions deteriorate or capital markets become more volatile, including as a result of the COVID pandemic, funding could be unavailable or insufficient. Additionally, customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact write-offs and provisions for credit losses.

The company’s forward-looking statements are based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. The company, except as required by law, undertakes no obligation to update or revise its forward-looking statements, whether as a result of new developments or otherwise. Further information concerning the company and its businesses, including factors that could materially affect the company’s financial results, is included in the company’s other filings with the SEC (including, but not limited to, the factors discussed in Item 1A. Risk Factors of the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q).

DEERE & COMPANY

SECOND QUARTER 2021 PRESS RELEASE

(In millions of dollars) Unaudited

	Three Months Ended			Six Months Ended
	May 2	May 3%		May 2	May 3%
	2021	2020	Change	2021	2020	Change
Net sales and revenues:
Production & precision ag net sales	$4,529	$3,365	+35	$7,599	$5,872	+29
Small ag & turf net sales	3,390	2,603	+30	5,904	4,583	+29
Construction & forestry net sales	3,079	2,256	+36	5,546	4,299	+29
Financial services revenues	892	875	+2	1,776	1,806	-2
Other revenues	168	154	+9	345	324	+6
Total net sales and revenues	$12,058	$9,253	+30	$21,170	$16,884	+25

Operating profit: *
Production & precision ag	$1,007	$568	+77	$1,651	$786	+110
Small ag & turf	648	226	+187	1,117	381	+193
Construction & forestry	489	96	+409	756	189	+300
Financial services	295	75	+293	553	254	+118
Total operating profit	2,439	965	+153	4,077	1,610	+153
Reconciling items **	(119)	(54)	+120	(226)	(133)	+70
Income taxes	(530)	(245)	+116	(838)	(295)	+184
Net income attributable to Deere & Company	$1,790	$666	+169	$3,013	$1,182	+155

*       Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses, and income taxes. Operating profit of the financial services segment includes the effect of interest expense and foreign exchange gains or losses.

**     Reconciling items are primarily corporate expenses, certain external interest expense, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Three Months Ended May 2, 2021 and May 3, 2020

(In millions of dollars and shares except per share amounts) Unaudited

	2021	2020
Net Sales and Revenues
Net sales	$10,998	$8,224
Finance and interest income	809	849
Other income	251	180
Total	12,058	9,253

Costs and Expenses
Cost of sales	7,928	6,294
Research and development expenses	377	406
Selling, administrative and general expenses	838	906
Interest expense	268	342
Other operating expenses	335	377
Total	9,746	8,325

Income of Consolidated Group before Income Taxes	2,312	928
Provision for income taxes	530	245

Income of Consolidated Group	1,782	683
Equity in income (loss) of unconsolidated affiliates	8	(17)

Net Income	1,790	666
Less: Net income attributable to noncontrolling interests
Net Income Attributable to Deere & Company	$1,790	$666

Per Share Data
Basic	$5.72	$2.13
Diluted	$5.68	$2.11

Average Shares Outstanding
Basic	312.8	313.2
Diluted	315.2	316.2

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Six Months Ended May 2, 2021 and May 3, 2020

(In millions of dollars and shares except per share amounts) Unaudited

	2021	2020
Net Sales and Revenues
Net sales	$19,049	$14,754
Finance and interest income	1,644	1,745
Other income	477	385
Total	21,170	16,884

Costs and Expenses
Cost of sales	13,734	11,371
Research and development expenses	743	831
Selling, administrative and general expenses	1,607	1,715
Interest expense	538	678
Other operating expenses	708	792
Total	17,330	15,387

Income of Consolidated Group before Income Taxes	3,840	1,497
Provision for income taxes	838	295

Income of Consolidated Group	3,002	1,202
Equity in income (loss) of unconsolidated affiliates	12	(18)

Net Income	3,014	1,184
Less: Net income attributable to noncontrolling interests	1	2
Net Income Attributable to Deere & Company	$3,013	$1,182

Per Share Data
Basic	$9.62	$3.77
Diluted	$9.55	$3.73

Average Shares Outstanding
Basic	313.1	313.3
Diluted	315.6	316.7

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions of dollars) Unaudited

	May 2	November 1	May 3
	2021	2020	2020
Assets
Cash and cash equivalents	$7,182	$7,066	$8,900
Marketable securities	668	641	626
Receivables from unconsolidated affiliates	31	31	32
Trade accounts and notes receivable - net	6,158	4,171	5,986
Financing receivables - net	30,994	29,750	27,256
Financing receivables securitized - net	4,107	4,703	4,685
Other receivables	1,473	1,220	1,212
Equipment on operating leases - net	7,108	7,298	7,245
Inventories	6,042	4,999	6,171
Property and equipment - net	5,704	5,817	5,685
Investments in unconsolidated affiliates	182	193	192
Goodwill	3,190	3,081	2,917
Other intangible assets - net	1,310	1,327	1,311
Retirement benefits	951	863	960
Deferred income taxes	1,724	1,499	1,435
Other assets	2,155	2,432	2,713
Total Assets	$78,979	$75,091	$77,326

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$9,911	$8,582	$11,179
Short-term securitization borrowings	4,106	4,682	4,640
Payables to unconsolidated affiliates	155	105	91
Accounts payable and accrued expenses	10,527	10,112	9,072
Deferred income taxes	533	519	475
Long-term borrowings	33,346	32,734	34,324
Retirement benefits and other liabilities	5,305	5,413	5,680
Total liabilities	63,883	62,147	65,461

Stockholders’ Equity
Total Deere & Company stockholders’ equity	15,092	12,937	11,864
Noncontrolling interests	4	7	1
Total stockholders’ equity	15,096	12,944	11,865
Total Liabilities and Stockholders’ Equity	$78,979	$75,091	$77,326

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED CASH FLOWS

For the Six Months Ended May 2, 2021 and May 3, 2020

(In millions of dollars) Unaudited

	2021	2020
Cash Flows from Operating Activities
Net income	$3,014	$1,184
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses	(24)	107
Provision for depreciation and amortization	1,054	1,067
Impairment charges	50	114
Share-based compensation expense	45	48
Undistributed earnings of unconsolidated affiliates	11	(8)
Credit for deferred income taxes	(213)	(61)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(1,124)	(491)
Inventories	(1,193)	(496)
Accounts payable and accrued expenses	318	(707)
Accrued income taxes payable/receivable	54	(173)
Retirement benefits	(5)	58
Other	(201)	134
Net cash provided by operating activities	1,786	776

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	10,367	9,624
Proceeds from maturities and sales of marketable securities	47	39
Proceeds from sales of equipment on operating leases	1,011	898
Cost of receivables acquired (excluding receivables related to sales)	(11,359)	(9,367)
Acquisitions of businesses, net of cash acquired	(19)
Purchases of marketable securities	(74)	(71)
Purchases of property and equipment	(320)	(441)
Cost of equipment on operating leases acquired	(764)	(960)
Collateral on derivatives – net	(255)	319
Other	(21)	(11)
Net cash provided by (used for) investing activities	(1,387)	30

Cash Flows from Financing Activities
Increase in total short-term borrowings	212	1,138
Proceeds from long-term borrowings	3,967	7,275
Payments of long-term borrowings	(3,157)	(3,315)
Proceeds from issuance of common stock	116	70
Repurchases of common stock	(1,044)	(263)
Dividends paid	(480)	(481)
Other	(55)	(81)
Net cash provided by (used for) financing activities	(441)	4,343

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	151	(102)

Net Increase in Cash, Cash Equivalents, and Restricted Cash	109	5,047
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	7,172	3,956
Cash, Cash Equivalents, and Restricted Cash at End of Period	$7,281	$9,003

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY
Condensed Notes to Interim Consolidated Financial Statements
(In millions of dollars and shares except per share amounts) Unaudited

(1)	During the first quarter of 2021, the fixed assets in an asphalt plant factory in Germany were impaired by $38 million, pretax and after-tax. The company also continued to assess its manufacturing locations, resulting in additional long-lived asset impairments of $12 million pretax. The impairments were the result of a decline in forecasted financial performance that indicated it was probable future cash flows would not cover the carrying amount of the net assets. These impairments were offset by a favorable indirect tax ruling in Brazil of $58 million pretax.

	Six Months Ended May 2, 2021
Expense (benefit):	Production & Precision Ag	Small Ag & Turf	Construction & Forestry	Total
Long-lived asset impairments – Cost of sales	$5	$3	$42	$50
Brazil indirect tax – Cost of sales	(53)		(5)	(58)
Total expense (benefit)	$(48)	$3	$37	$(8)

In the second quarter of 2020, the company recorded non-cash asset impairments of $62 million pretax and after-tax of fixed assets of an asphalt plant factory in Germany, $32 million pretax of equipment on operating leases and matured operating lease inventory, and $20 million pretax and after-tax of a minority investment in a construction equipment company headquartered in South Africa.

	Six Months Ended May 3, 2020
Expense:	Construction & Forestry	Financial Services	Total
German asphalt plant factory – Cost of sales	$62		$62
Investments in unconsolidated affiliates impairment – Equity in loss of unconsolidated affiliate	20		20
Equipment on operating leases & matured operating lease inventory impairments – Other operating expenses		$32	32
Total expense	$82	$32	$114

During the first quarter of 2020, the company implemented a voluntary employee-separation program with total pretax expenses as follows:

	Six Months Ended May 3, 2020
	Production & Precision Ag	Small Ag & Turf	Construction & Forestry	Financial Services	Total
Cost of sales	$21	$11	$9		$41
Research and development expenses	7	7	4		18
Selling, administrative and general expenses	18	19	14	$3	54
Total operating profit impact	$46	$37	$27	$3	113
Other operating expenses					23
Total expense					$136

(2)	Prior to November 2, 2020, the operating results of the Wirtgen Group (Wirtgen) were incorporated into the company’s consolidated financial statements using a one-month lag period. In the first quarter of 2021, the reporting lag was eliminated resulting in one additional month of Wirtgen activity in the first quarter and the year-to-date period. The effect was an increase to “Net sales” of $270 million, which the company considers immaterial to construction and forestry’s annual net sales. Prior period results were not restated.

(3)	Dividends declared and paid on a per share basis were as follows:

	Three Months Ended		Six Months Ended
	May 2	May 3	May 2	May 3
	2021	2020	2021	2020
Dividends declared	$.90	$.76	$1.66	$1.52
Dividends paid	$.76	$.76	$1.52	$1.52

(4)	The calculation of basic net income per share is based on the average number of shares outstanding. The calculation of diluted net income per share recognizes any dilutive effect of share-based compensation.
(5)	The consolidated financial statements represent the consolidation of all of Deere & Company’s subsidiaries. In the supplemental consolidating data in Note 6 to the financial statements, the “Equipment Operations” represents the enterprise without “Financial Services,” which include the company’s production and precision agriculture operations, small agriculture and turf operations, and construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within “Financial Services.”

DEERE & COMPANY

(6) SUPPLEMENTAL CONSOLIDATING DATA

STATEMENT OF INCOME

For the Three Months Ended May 2, 2021 and May 3, 2020

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS[1]		SERVICES		ELIMINATIONS		CONSOLIDATED
	2021	2020	2021	2020	2021	2020	2021	2020
Net Sales and Revenues
Net sales	$10,998	$8,224					$10,998	$8,224
Finance and interest income	29	23	$853	$906	$(73)	$(80)	809	849	[2]
Other income	228	181	101	61	(78)	(62)	251	180	[3]
Total	11,255	8,428	954	967	(151)	(142)	12,058	9,253

Costs and Expenses
Cost of sales	7,929	6,294			(1)		7,928	6,294	[4]
Research and development expenses	377	406					377	406
Selling, administrative and general expenses	734	700	107	208	(3)	(2)	838	906	[4]
Interest expense	100	83	181	266	(13)	(7)	268	342	[5]
Interest compensation to Financial Services	60	73			(60)	(73)			[5]
Other operating expenses	40	21	369	416	(74)	(60)	335	377	[6]
Total	9,240	7,577	657	890	(151)	(142)	9,746	8,325

Income before Income Taxes	2,015	851	297	77			2,312	928
Provision for income taxes	454	228	76	17			530	245

Income after Income Taxes	1,561	623	221	60			1,782	683
Equity in income (loss) of unconsolidated affiliates	7	(17)	1				8	(17)

Net Income	1,568	606	222	60			1,790	666
Less: Net income attributable to noncontrolling interests
Net Income Attributable to Deere & Company	$1,568	$606	$222	$60			$1,790	$666

The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services.

2 Elimination of Financial Services’ interest income earned from Equipment Operations.

3 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

4 Elimination of intercompany service fees.

5 Elimination of Equipment Operations’ interest expense to Financial Services.

6 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENT OF INCOME

For the Six Months Ended May 2, 2021 and May 3, 2020

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS[1]		SERVICES		ELIMINATIONS		CONSOLIDATED
	2021	2020	2021	2020	2021	2020	2021	2020
Net Sales and Revenues
Net sales	$19,049	$14,754					$19,049	$14,754
Finance and interest income	62	49	$1,716	$1,841	$(134)	$(145)	1,644	1,745	[2]
Other income	447	391	172	124	(142)	(130)	477	385	[3]
Total	19,558	15,194	1,888	1,965	(276)	(275)	21,170	16,884

Costs and Expenses
Cost of sales	13,735	11,372			(1)	(1)	13,734	11,371	[4]
Research and development expenses	743	831					743	831
Selling, administrative and general expenses	1,387	1,373	224	346	(4)	(4)	1,607	1,715	[4]
Interest expense	195	146	369	541	(26)	(9)	538	678	[5]
Interest compensation to Financial Services	108	137			(108)	(137)			[5]
Other operating expenses	107	92	738	824	(137)	(124)	708	792	[6]
Total	16,275	13,951	1,331	1,711	(276)	(275)	17,330	15,387

Income before Income Taxes	3,283	1,243	557	254			3,840	1,497
Provision for income taxes	706	237	132	58			838	295

Income after Income Taxes	2,577	1,006	425	196			3,002	1,202
Equity in income (loss) of unconsolidated affiliates	10	(19)	2	1			12	(18)

Net Income	2,587	987	427	197			3,014	1,184
Less: Net income attributable to noncontrolling interests	1	2					1	2
Net Income Attributable to Deere & Company	$2,586	$985	$427	$197			$3,013	$1,182

The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services.

2 Elimination of Financial Services’ interest income earned from Equipment Operations.

3 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

4 Elimination of intercompany service fees.

5 Elimination of Equipment Operations’ interest expense to Financial Services.

6 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEET

(In millions of dollars) Unaudited

	EQUIPMENT			FINANCIAL
	OPERATIONS[1]			SERVICES			ELIMINATIONS			CONSOLIDATED
	May 2	Nov 1	May 3	May 2	Nov 1	May 3	May 2	Nov 1	May 3	May 2	Nov 1	May 3
	2021	2020	2020	2021	2020	2020	2021	2020	2020	2021	2020	2020
Assets
Cash and cash equivalents	$6,282	$6,145	$7,466	$900	$921	$1,434				$7,182	$7,066	$8,900
Marketable securities	5	7	3	663	634	623				668	641	626
Receivables from unconsolidated affiliates	5,986	5,290	2,248				$(5,955)	$(5,259)	$(2,216)	31	31	32	[7]
Trade accounts and notes receivable - net	1,225	1,013	1,419	6,222	4,238	6,050	(1,289)	(1,080)	(1,483)	6,158	4,171	5,986	[8]
Financing receivables - net	99	106	118	30,895	29,644	27,138				30,994	29,750	27,256
Financing receivables securitized - net	15	26	37	4,092	4,677	4,648				4,107	4,703	4,685
Other receivables	1,338	1,117	1,072	162	151	148	(27)	(48)	(8)	1,473	1,220	1,212	[8]
Equipment on operating leases - net				7,108	7,298	7,245				7,108	7,298	7,245
Inventories	6,042	4,999	6,171							6,042	4,999	6,171
Property and equipment - net	5,667	5,778	5,642	37	39	43				5,704	5,817	5,685
Investments in unconsolidated affiliates	161	174	175	21	19	17				182	193	192
Goodwill	3,190	3,081	2,917							3,190	3,081	2,917
Other intangible assets - net	1,310	1,327	1,311							1,310	1,327	1,311
Retirement benefits	947	859	908	61	59	58	(57)	(55)	(6)	951	863	960	[9]
Deferred income taxes	1,926	1,763	1,796	53	45	52	(255)	(309)	(413)	1,724	1,499	1,435	[10]
Other assets	1,522	1,439	1,506	635	994	1,208	(2)	(1)	(1)	2,155	2,432	2,713
Total Assets	$35,715	$33,124	$32,789	$50,849	$48,719	$48,664	$(7,585)	$(6,752)	$(4,127)	$78,979	$75,091	$77,326

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$352	$292	$1,398	$9,559	$8,290	$9,781				$9,911	$8,582	$11,179
Short-term securitization borrowings	14	26	37	4,092	4,656	4,603				4,106	4,682	4,640
Payables to unconsolidated affiliates	155	104	91	5,955	5,260	2,216	$(5,955)	$(5,259)	$(2,216)	155	105	91	[7]
Accounts payable and accrued expenses	9,919	9,114	8,416	1,926	2,127	2,149	(1,318)	(1,129)	(1,493)	10,527	10,112	9,072	[8]
Deferred income taxes	390	385	395	398	443	493	(255)	(309)	(413)	533	519	475	[10]
Long-term borrowings	10,124	10,124	9,947	23,222	22,610	24,377				33,346	32,734	34,324
Retirement benefits and other liabilities	5,253	5,366	5,584	109	102	101	(57)	(55)	(5)	5,305	5,413	5,680	[9]
Total liabilities	26,207	25,411	25,868	45,261	43,488	43,720	(7,585)	(6,752)	(4,127)	63,883	62,147	65,461

Stockholders’ Equity
Total Deere & Company stockholders’ equity	15,092	12,937	11,864	5,588	5,231	4,944	(5,588)	(5,231)	(4,944)	15,092	12,937	11,864	[11]
Noncontrolling interests	4	7	1							4	7	1
Financial Services equity	(5,588)	(5,231)	(4,944)				5,588	5,231	4,944				[11]
Adjusted total stockholders' equity	9,508	7,713	6,921	5,588	5,231	4,944				15,096	12,944	11,865
Total Liabilities and Stockholders’ Equity	$35,715	$33,124	$32,789	$50,849	$48,719	$48,664	$(7,585)	$(6,752)	$(4,127)	$78,979	$75,091	$77,326

The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services.

7 Elimination of receivables / payables between Equipment Operations and Financial Services.

8 Reclassification of sales incentive accruals on receivables sold to Financial Services.

9 Reclassification of net pension assets / liabilities.

10 Reclassification of deferred tax assets / liabilities in the same taxing jurisdictions.

11 Elimination of Financial Services’ equity.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENT OF CASH FLOWS

For the Six Months Ended May 2, 2021 and May 3, 2020

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS[1]		SERVICES		ELIMINATIONS		CONSOLIDATED
	2021	2020	2021	2020	2021	2020	2021	2020
Cash Flows from Operating Activities
Net income	$2,587	$987	$427	$197			$3,014	$1,184
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses	2	9	(26)	98			(24)	107
Provision for depreciation and amortization	543	515	581	621	$(70)	$(69)	1,054	1,067	[12]
Impairment charges	50	82		32			50	114
Share-based compensation expense					45	48	45	48	[13]
Undistributed earnings of unconsolidated affiliates	158	218	(2)	(1)	(145)	(225)	11	(8)	[14]
Provision (credit) for deferred income taxes	(170)	9	(43)	(70)			(213)	(61)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(170)	(80)			(954)	(411)	(1,124)	(491)	[15,17,18]
Inventories	(926)	(242)			(267)	(254)	(1,193)	(496)	[16]
Accounts payable and accrued expenses	527	(659)	(1)	30	(208)	(78)	318	(707)	[17]
Accrued income taxes payable/receivable	77	(154)	(23)	(19)			54	(173)
Retirement benefits	(8)	50	3	8			(5)	58
Other	(163)	107	32	95	(70)	(68)	(201)	134	[12,13,16]
Net cash provided by operating activities	2,507	842	948	991	(1,669)	(1,057)	1,786	776

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)			11,187	10,385	(820)	(761)	10,367	9,624	[15]
Proceeds from maturities and sales of marketable securities	2		45	39			47	39
Proceeds from sales of equipment on operating leases			1,011	898			1,011	898
Cost of receivables acquired (excluding receivables related to sales)			(12,080)	(9,885)	721	518	(11,359)	(9,367)	[15]
Acquisitions of businesses, net of cash acquired	(19)						(19)
Purchases of marketable securities			(74)	(71)			(74)	(71)
Purchases of property and equipment	(319)	(440)	(1)	(1)			(320)	(441)
Cost of equipment on operating leases acquired			(1,125)	(1,304)	361	344	(764)	(960)	[16]
Increase in trade and wholesale receivables			(1,246)	(673)	1,246	673			[15]
Collateral on derivatives – net	(1)		(254)	319			(255)	319
Other	(38)	(40)	(7)	(36)	24	65	(21)	(11)	[14,18]
Net cash provided by (used for) investing activities	(375)	(480)	(2,544)	(329)	1,532	839	(1,387)	30

Cash Flows from Financing Activities
Increase (decrease) in total short-term borrowings	(84)	554	296	584			212	1,138
Change in intercompany receivables/payables	(562)	(292)	562	292
Proceeds from long-term borrowings		4,602	3,967	2,673			3,967	7,275
Payments of long-term borrowings	(30)	(152)	(3,127)	(3,163)			(3,157)	(3,315)
Proceeds from issuance of common stock	116	70					116	70
Repurchases of common stock	(1,044)	(263)					(1,044)	(263)
Dividends paid	(480)	(481)	(145)	(225)	145	225	(480)	(481)	[14]
Other	(34)	(61)	(13)	(13)	(8)	(7)	(55)	(81)	[14]
Net cash provided by (used for) financing activities	(2,118)	3,977	1,540	148	137	218	(441)	4,343

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	124	(58)	27	(44)			151	(102)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	138	4,281	(29)	766			109	5,047
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	6,156	3,196	1,016	760			7,172	3,956
Cash, Cash Equivalents, and Restricted Cash at End of Period	$6,294	$7,477	$987	$1,526			$7,281	$9,003

The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services.

12 Elimination of depreciation on leases related to inventory transferred to equipment on operating leases.

13 Reclassification of share-based compensation expense.

14 Elimination of dividends from Financial Services to the Equipment Operations, which are included in the Equipment Operations net cash provided by operating activities, and capital investments in Financial Services from the Equipment Operations.

15 Primarily reclassification of receivables related to the sale of equipment.

16 Reclassification of lease agreements with direct customers.

17 Reclassification of sales incentive accruals on receivables sold to Financial Services.

18 Elimination and reclassification of the effects of Financial Services partial financing of the construction and forestry retail locations sales and subsequent collection of those amounts.